Exhibit 99.1

Response to Public Storage’s Unsolicited Proposal August 2005

Forward-Looking Statements

This presentation contains statements that are not based on historical fact and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this presentation concerning the beliefs, expectations, intentions, future events, future performance, business prospects and business strategy in the United States and Europe, including statements regarding projections for 2005 and beyond, are based on several assumptions. If any of these assumptions are not satisfied or prove to be incorrect, actual results could differ materially from those indicated in the forward-looking statements, depending on a variety of factors including, but not limited to, Shurgard’s ability to implement its business strategy, competition in the market, as well as other risk factors as described more fully in Shurgard’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission on March 29, 2005, its report on Form 10-Q for the quarter ended March 31, 2005, filed on May 10, 2005, and its report on Form 10-Q for the quarter ended June 30, 2005, filed on August 9, 2005. The information presented in this presentation reflects Shurgard’s expectations as of the date of this presentation. Except as required by law, Shurgard undertakes no obligation to update or revise the information herein.

Recent Events

Shurgard received a written unsolicited proposal dated July 8, 2005 from Public Storage indicating interest in combining the two companies

Under the terms proposed, Shurgard’s shareholders would receive 0.80 shares of Public Storage common stock in exchange for each share of Shurgard common stock in a fully taxable transaction

Shurgard’s Board of Directors met on July 22nd and conducted a thorough review of the proposal with the assistance of financial and legal advisors

The Board determined that a combination of the two companies on the terms proposed would not be in the best interests of Shurgard’s shareholders and therefore unanimously rejected the proposal and reaffirmed its commitment to Shurgard’s strategic plan

On August 1st, Public Storage publicly disclosed its interest in combining the two companies on the same terms previously presented and Shurgard publicly reiterated its rejection of that proposal

Proposal Is Good for PSA, Bad for Shurgard

Our Board and management remain committed to acting in the best interests of Shurgard and its shareholders. The Board is opposed to selling Shurgard on unattractive terms to an opportunistic competitor

Exchange ratio of 0.80 does not properly value Shurgard’s portfolio of assets

PSA PROPOSAL UNDERVALUES SHURGARD

Shurgard’s shareholders would not be properly compensated for Shurgard’s contribution to the future growth of the combined company given that Shurgard has higher growth prospects (1)

PSA PROPOSAL DILUTES SHURGARD’S LONG TERM GROWTH

Proposal Is Good for PSA, Bad for Shurgard

Prior to the announcement of the proposal, Shurgard’s market valuation relative to PSA’s was at its lowest point ever

This valuation gap began in 2003 as a result of our accounting issues and our substantial investments in our European operations We believe that our accounting issues are being resolved Our European investments are now generating positive cash flows

PSA PROPOSAL IS OPPORTUNISTIC

Shurgard shareholders would be fully taxed on any gains as a result of the proposed transaction even if shares received in the merger are not sold

PSA PROPOSAL IS TAXABLE AND DELIVERS LOWER ECONOMIC

VALUE TO SHURGARD SHAREHOLDERS

Based on the proposed exchange ratio, Shurgard’s shareholders’ dividend would be slashed by 29% as a result of the transaction, even after PSA’s recently announced dividend increase

PSA PROPOSAL WILL RESULT IN SIGNIFICANT DIVIDEND REDUCTION

Public Storage Proposal Does Not Reflect Shurgard’s True Growth Prospects

We believe that Shurgard’s common stock is undervalued

Unique portfolio of assets strategically located in top markets Enviable first-mover position in Europe with leading brand and market share to capitalize on high growth markets Announced cost reduction initiatives expected to reduce overhead and boost profit margins over time

We believe that Shurgard’s strategic plan provides superior, long-term value to its shareholders and will deliver above average annual FFO per share growth (1)

We pay a much higher dividend to our shareholders than Public Storage

MARKET HAS NOT FULLY VALUED SHURGARD STOCK

Shurgard Has A Unique Portfolio of Assets

Highest quality portfolio in most desirable, in-fill locations

484 stores in 21 states in the United States 139 stores in seven countries in Europe

Sector leading operating performance

Average same-store NOI growth of 4.5% over the past 5 years

Large investment in domestic and European new stores represent 17% of portfolio

Properties in development will drive growth

Only international brand in the self-storage industry

SHURGARD’S PORTFOLIO CANNOT BE REPLICATED

Our European Platform Drives Growth

Shurgard’s strategic push into Europe was a unique opportunity to generate substantial long-term growth

Over $840 million invested since 1994

European market remains underserved with one store per 470,000 people vs. one store per 7,200 people in the US Consolidation of European partners captures 100% of upside for Shurgard’s shareholders

Shurgard is poised to reap the benefit of its investment in Europe

Shurgard is committed to its European strategy and is alone among U.S. self-storage companies to penetrate the European market High barriers to entry for competitors such as PSA

Value in stabilizing assets not yet realized Accelerating occupancy rate in Europe

Same-store occupancy increased to over 80% in July 2005

EUROPE REPRESENTS THE SINGLE BEST GROWTH OPPORTUNITY IN SELF-STORAGE

We Expect Cost-Cutting Initiatives to Boost Profitability

Significant investment in infrastructure, accounting & financial control systems allow us to leverage the platform and increase productivity

Non-recurring cost increases associated with these issues should not impact future long term operating performance

Opportunity to achieve corporate overhead efficiency internationally with integration of wholly-consolidated Shurgard Europe and to reduce one-time charges

Overhead expenses are expected to decrease to 4% of revenues by the end of 2007 from 8% in 2005 Elimination of transaction costs from consolidation and exiting of businesses

We Remain Committed to Our Shareholders’ Interests

Execute our strategic plan to deliver superior growth and long-term value

Leverage our high-quality portfolio and operating philosophy to drive domestic revenues

Reap the benefit of our investment in high-growth international platform

Provide an increasing and sustainable dividend

Increase profitability through corporate overhead efficiencies

WE WILL ACT IN THE BEST INTERESTS OF OUR

SHAREHOLDERS

End Notes

(1) See 2005E-2007E First Call consensus FFO estimates. Shurgard uses FFO in addition to net earnings to report its operating results. Shurgard uses the definition of FFO adopted by the National Association of Real Estate Investment Trusts. Accordingly, FFO is defined as net earnings (computed in accordance with GAAP), excluding gains (losses) on dispositions of interests in depreciated operating properties and real estate depreciation and amortization expenses. FFO includes Shurgard’s share of FFO of unconsolidated real estate ventures and discontinued operations and excludes minority interests in FFO. Shurgard believes FFO is a meaningful disclosure as a supplement to net earnings because net earnings assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. Shurgard believes that the values of real estate assets fluctuate due to market conditions. Shurgard’s calculation of FFO may not be comparable to similarly titled measures reported by other companies because not all companies calculate FFO in the same manner. FFO is not a liquidity measure and should not be considered as an alternative to cash flows or indicative of cash available for distribution. It also should not be considered an alternative to net earnings, as determined in accordance with U.S. GAAP, as an indication of Shurgard’s financial performance. FFO is a supplemental, non-GAAP financial measure. The comparable GAAP financial measure is not available on a forward-looking basis; however, for a reconciliation by Shurgard of its 2005 FFO estimates to its 2005 net earnings estimates, see Shurgard’s press release issued August 9, 2005.